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                                                             Page 16 of 20 pages

                                    Exhibit A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Avenue A, Inc. has been filed on behalf of the undersigned.

Signature:

     Dated: February 14, 2001

     Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Management Corporation


                                           By:      /s/ Edward F. Glassmeyer
                                                    ------------------------
                                                    Edward F. Glassmeyer, as
                                                    General Partner or
                                                    Managing Member or as
                                                    Attorney-in-fact for the
                                                    above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                           By:      /s/ Edward F. Glassmeyer
                                                    ------------------------
                                                    Edward F. Glassmeyer,
                                                    Individually and as
                                                    Attorney-in-fact for the
                                                    above-listed individuals